Exhibit 10.5-Contract IR Services



HBK Investment Services Ltd.


Investor Relations Services Agreement

This Investor Relations Services Agreement (the "Agreement") is entered this 10th day of January 2003 by and between HBK Investment Services Ltd. (Consultant), a British Columbia corporation and 2UOnline.com, Inc. (Client), a Delaware corporation with reference to the following:

RECITALS

A. The client desires to be assured of the services of the Consultant in order to avail itself of the Consultant's experience, skills, knowledge, abilities and background to facilitate the research editing and production of a corporate research report, financial analysis and evaluation and introduction to investors, securities dealers and investment bankers in Europe and other financial centers and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

B. The Consultant agrees to be engaged and retained by the Client upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become an investor relations consultant to the Client for a period of three months and to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:

A. Researching, editing and generating a company profile and buy recommendation for the Client, including a share price target.

B. Featuring and arranging for the buy recommendation on www.wallst.net, stockhouse.com and stockgroup.com

C. Technical chart analysis of the Client's share price history and development.

D. Ongoing organization of the Client's business perspectives on Bull & Bear magazine.

E. Posting of corporate updates including press releases, if applicable, on various websites. It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for two (2) years. Both parties may extend the Agreement upon agreement, unless or until the Agreement is terminated.

3. Engagement Fee. As consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

The Engagement Fee may be satisfied by delivering a certificate(s) representing an aggregate of two hundred thousand (200,000) shares of restricted common stock of Client (the "Shares").

4.   Exclusivity; Performance; Confidentiality.   The services of Consultant
hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

5. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work and as otherwise requested. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

6. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.



2UOnline.com, Inc.

        /s/: Robert Klein
By:--------------------------
        President



HBK Investment Services Ltd.

        /s/: Joseph Beyrouti
By:-----------------------------
        Agent